EXHIBIT 10.14

SUBLEASE

THIS SUBLEASE is made as of January 28, 2000 (“Sublease”) between MCGHAN MEDICAL CORPORATION, a California corporation having an address at 700 Ward Drive, Santa Barbara, California 93111 (“McGhan”), and AGILITY COMMUNICATIONS, INC., a Delaware Corporation having an address at 5385 Hollister Avenue, Santa Barbara, California 93111 (“Agility”).

W-I-T-N-E-S-S-E-T-H:

WHEREAS, Pine Avenue Associates, a California limited partnership (“PAA”), a lessor, and McGhan, as lessee, entered into that certain Lease, dated July 1, 1994 (as amended by First Amendment to Lease dated November 15, 1999, the “Prime Lease”, a true copy of which [but from which the financial provisions have been redacted] is annexed hereto as Exhibit “A” and made a part hereof) of certain premises comprising approximately 50,897 sq. ft. of space (the “McGhan Premises”) located at 600 Pine Avenue, Goleta, California (the “Building”); and

WHEREAS, Agility wishes to sublease from McGhan, and McGhan wishes to sublease to Agility, a portion of the McGhan Premises, all on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, McGhan and Agility hereby agree as follows:

1.             Demise and Premises.        McGhan hereby leases to Agility and Agility hereby leases from McGhan approximately gross 13,050 sq.ft. of space, comprising a portion of the McGhan Premises and located on the second floor of the Building (the “Premises”, and including Agility’s pro-rata share of the first-floor common areas), all as shown on Exhibit “B” annexed hereto.

CONFIDENTIAL

[SEAL OF McGHAN MEDICAL CORPORATION

PROPRIETARY INFORMATION]

2.             Term:

2.1          The term of this Sublease (the “Term”) shall commence on April 15, 2000 (the “Commencement Date”) and shall continue for six (6) years and three and one half (3.5) months, , ending on July 31, 2006, unless sooner terminated in accordance herewith.

2.2          In the event that McGhan shall not have delivered possession of the Premises to Agility on or before April 30, 2000, Agility may terminate this Sublease by notice (“Agility’s Termination Notice”) delivered to McGhan not later than May 5, 2000, and Agility’s Termination Notice shall be effective as of the date of delivery; provided, however, that in the event that Agility shall timely deliver Tenant’s Termination Notice to McGhan but McGhan shall, on or before May 20, 2000, deliver the Premises to Agility, Tenant’s Termination Notice shall be void and of no force or effect whatever and the Term shall continue as provided in Section 2.1.

2.3          The provisions of Section 2.2 shall not apply to the demise of the machine shop and clean room as provided in
Section 25 hereof, which shall be delivered to Agility when possible and not necessarily by the Commencement Date.

3.             Base Rent:

3.1          Base rent (“Base Rent”) for the first year of the Term shall be due in the amount of Two Hundred Nineteen Thousand Two Hundred Forty ($219,240.00) Dollars, payable in equal monthly installments of Eighteen Thousand Two Hundred Seventy ($18,270.00) Dollars.

3.2          Base Rent for each subsequent year of the Term shall be the Base Rent for the previous year of the Term, adjusted upward, however, by (a) dividing such amount by the Consumer Price Index, All Urban Consumers, Western City Average, All Items (1982-84 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (“CPI”) for January of the prior calendar year, and (b) multiplying the quotient thereof by the CPI for January of the then-current calendar year.  Notwithstanding the foregoing, in no event shall any annual adjustment of Base Rent be less than an increase of two (2%) percent or more than an increase of six (6%) percent over the prior year’s Base Rent.

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3.3.                            If the CPI ceases to use “1982-1984 as 100” as the basis of calculation, or if a material change is made in the term or number of items contained in the CPI, or if the CPI is altered, modified, converted or revised in any other material way, then the CPI shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the CPI in effect at the date of this Sublease had not been altered.  If the CPI shall no longer be published, then any substitute or successor index publish by the Bureau of Labor Statistics of the U.S. Department of Labor or any other governmental agency of the United States, and similarly adjusted as provided above, shall be used.  If the CPI (or a successor or substitute index similarly adjusted) is not available, a reliable governmental or other reputable publication reasonably selected by McGhan and evaluating the information theretofore used in determining the CPI shall be used for escalations of Base Rent.

3.4          Agility shall pay Base Rent to McGhan without deduction or setoff of any kind on the first day of each and every month of the Term, in advance, at the above address (or such other place as McGhan may designate from time to time).  Any Base Rent or additional rentals and all other sums payable by Agility to McGhan hereunder not received by McGhan within five (5) days after the due date set forth herein shall be subject to a late charge of ten (10%) percent of the amount thereof. In addition, any Base Rent or additional rentals and all other sums payable by Agility to McGhan hereunder not received by Mcghan within ten (10) days after the due date set forth herein shall be subject to an additional late charge of five (5%) percent of the amount thereof.  Agility's failure to pay any such late charge shall constitute a default under this Sublease.

3.5          Agility shall, concurrently with its execution of this Sublease and its delivery to McGhan, deliver to McGhan the sum of Twenty-Seven Thousand Four Hundred Five ($27,405) Dollars to be applied as Base Rent for the period April 15 through May 31, 2000.

4.             Security Deposit: Concurrently with the execution of this Sublease and in addition to the first month’s Base Rent to be paid pursuant to Section 3.5 hereof, Agility shall deliver to McGhan the sum of Eighteen Thousand Two Hundred Seventy ($18,270.00) Dollars as security for the performance by Agility of every covenant and condition of this Sublease.  Such deposit may be co-mingled with other funds of McGhan and shall bear no interest.  If Agility shall default with

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respect to any convenant or condition of this Sublease beyond any applicable notice and cure period, inculding but not limited to the payment of rent, additional rent and any late charges, McGhan may apply the whole or any part of such security deposit to the payment of any sum in default or any sum which McGhan may be required to spend by reason of Agility’s default.  In the case of every such use, application or retention, Agility shall, on demand, reimburse to McGhan within ten (10) days the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount.  Should Agility comply with all of the covenants and conditions of this Sublease, the security deposit or any balance thereof that has not been applied shall be returned to Agility at the expriation of the Term.  In the event that McGhan shall sell assign its interest in this Sublease and transfer the securty deposit to the new owner thereof, McGhan shall be absolutely released from any liability for the security deposit.

5.             Possession On Commencement Date: McGhan shall use due diligence and commercially reasonable efforts to give possession as nearly as possible at the beginning of the Term.  It is understood that if McGhan shall be unable to give Agility occupancy of the Premises at the time above provided, McGhan shall not be liable for damages to the Agility therefor, but during the period Agility shall be unable to occupy the Premises, the Base Rent and additional rents therefor shall be abated and at the option of McGhan the Term may be extended to the full original Term recited in Section 2 herein, and the Commencement Date of this Sublease, ending date and option dates (if any) shall be modified in accordance therewith, subject, however, to the ending date of the Prime Lease term.  Should Agility occupy the Premises prior to the Commencement Date of the Term, all terms of this Sublease shall then and there go into effect and the rental and any other rental or additonal charges shall commence (and shall be pro rated if necessary) as of the date of such prior occupancy.

6.             Use of Premises: Agility warrants and represents to McGhan that the Premises shall be used and occupied only for the purpose of general office and research and development purposes only and for no other purpose.  Agility shall not use the Premises for any other purpose without first having secured the written consent of McGhan and PAA.  Agility shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a way

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as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb McGhan or other surrounding tenants.  Agility shall not commit, or suffer to be committed any waste on the Premises or use the Premises for any auctions, liquidation or going out of business sales.  Nor shall Agility use the Premises for storage or processing of any toxic or hazardous materials, pesticides, solvents, flammable products or any “red label” merchandise without McGhan’s written consent in each instance.

7.             Insurance and Indemnity: The terms and conditions of Section 7 of the Prime Lease are hereby incorporated by reference, except that the word “Lessee” contained therein shall be deemed to mean “Agility”, the word “Lessor” contained therein shall be deemed to read “McGhan and PAA” and the number “$1,000,000” in Section 7.1 of the Prime Lease shall be deemed to read “$3,000,000.00”.

8.             Taxes and Maintenance: The terms and conditions of Sections 3.2 and 3.4 of the Prime Lease are hereby incorporated by reference, except that the word "Lessee" contained therein shall be deemed to mean “Agility” and the word “Lessor” contained therein shall be deemed to read “McGhan”, and the terms and conditions of Section 6 of the Prime Lease are hereby incorporated by reference, except that the word “Lessee” contained therein shall be deemed to mean “Agility”, the word "Lessor" contained in Section 6.1 therein shall be deemed to read “PAA” and the word “Lessor” contained in Section 6.2 therein shall be deemed to read “McGhan”.

9.             Utilities: The terms and conditions of Section 10 of the Prime Lease are hereby incorporated by reference, except that the word “Lessee” contained therein shall be deemed to mean “Agility” and the word “Lessor” contained therein shall be deemed to read “McGhan”.

10.          Janitorial Service:  Agility shall be responsible for contracting for and providing its own janitorial service, and McGhan shall no obligation whatever to provide or pay for any such service.

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11.          Parking:  The terms and conditions of Section 16 of the Prime Lease are hereby incorporated by reference, except that (a) the word “Lessee” contained therein shall be deemed to mean “Agility” and the word “Lessor” contained therein shall be deemed to read “PAA”, and (b) the words “ the number of parking spaces shown in Item 10 of the Basic Lease Provisions” shall be deemed to be deleted and the words “45 nonexclusive parking spaces” substituted therefor.

12.          Net Sublease:  This Sublease is intended and understood to be a “pure net” sublease, pursuant to which Agility shall be responsible for all maintenance, repairs and upkeep of the premises and for the payment of all occupancy costs, including without limitation Agility’s pro rata share of taxes, assessments and insurance.  The Base Rent and additional rents (including without limitation all operating costs) reserved herein is intended to be absolutely net to McGhan without abatement, deduction or setoff of any kind.  Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the contemplation of the parties, shall McGhan be expected or required to make any payment of any kind whatsoever or to be under any other obligation or liability hereunder.  Notwithstanding anything to the contrary contained herein, Agility shall not be required to pay any additional rent or perform any obligation that is (a) fairly allocable to any period of time prior to the Commencement Date or following the expiration of the Term or (b) payable as a result of a late payment by McGhan or its default (beyond applicable notice and cure periods) under the Prime Lease unless such late payment or default relates to Agility’s late payment or default hereunder.

13.          “As Is” Condition of the Premises:

13.1        Agility acknowledges that it is subleasing the Premises in absolutely “as is” condition, with all its faults and without any representation or warranty of any kind whatsoever about the condition of the Premises, the parking and common areas, the Building or any of the systems contained therein, except that McGhan shall deliver the Premises in its current condition as of the date of this Sublease is mutually executed and delivered, in “broom clean” condition, subject, however, to ordinary wear and tear and insured casualty.  Agility further acknowledges that in connection with any improvements or alterations that it wishes to perform on the Premises, Agility shall be

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required to obtain the consent of PAA as provided in Section 6.3 of the Prime Lease.

13.2        Notwithstanding the provisions of Section 13.1 hereof, McGhan, and not Agility, will be responsible for paying for any “capital costs” of HVAC replacements in the Premises during the Term, provided, however, that such replacements are not requested as a result of any damage or destruction caused by Agility or its personnel or contractors.  For the purpose of this Section 13.2, “capital costs” shall mean the reasonable parts and labor cost of replacement of a compressor, cooling coil, cooling condenser or heat exchanger of a heating or air conditioning unit serving the Premises.

14.          PAA’s Consent Rights:

14.1        This Sublease is subject to PAA’s rights concerning consents to subleases of all or any part of the McGhan Premises contained in Section 11 of the Prime Lease, and McGhan makes no representation or warranty concerning whether or not PAA will consent to this Sublease. McGhan will make the request for PAA's consent as provides in Section 11.1 of the Prime Lease as soon as possible after Agility provided to McGhan the information concerning Agility described in Section 11.1 of the Prime Lease, and Agility shall provide all such information to McGhan within ten (10) days of the date hereof.

14.2        The form of consent shall provide, among other things, (a) an agreement by PAA that the waiver of subrogation set forth in Section 17.20 of the Prime Lease shall also apply as between Agility and PAA; (b) Agility, without McGhan’s or PAA’s prior written consent (but upon ten [ten] days’ notice to McGhan and PAA), may assign the Sublease to (i) a corporation controlling, controlled by or under common control with Agility; (ii) by operation of law to any party with whom Agility shall merge (provided that the merged entity’s net worth is equal to or greater than the net worth of Agility at the time of the transfer) or (iii) a purchaser of all or substantially all of Agility’s assets, provided that the purchaser’s net worth is equal to or greater than the net worth of Agility’s at the time of transfer; (c) a sale of all of Agility’s capital stock shall not be deemed an assignment, subletting or other transfer of the Sublease, provided, however, that the purchaser’s a provided, combined net worth after such transaction shall be at least that of Agility prior to such transaction; and (d) a

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transfer of Agility’s stock on a public exchange shall not, by itself, constitute a change of control of Agility.

14.3        In the event that such consent is not obtained on or before February 15, 2000, then Agility may terminate this Sublease by notice to McGhan given not later than February 22, 2000.

15.          Letter of Credit:

15.1        In addition to the cash security deposit, Agility shall deposit with McGhan, upon the mutual execution and delivery of this Sublease, a clean, irrevocable letter of credit issued by an FDIC-insured bank in Santa Barbara, California reasonably acceptable to McGhan (and McGhan hereby confirms that Montecito Bank and Trust is acceptable to McGhan) in the amount of One Hundred Twenty-Eight Thousand Four Hundred Twelve ($128,412.00) Dollars (which letter of credit, together with any extensions or renewals thereof or substitutions therefor, is hereinafter collectively referred to as the “Letter of Credit”).  The Letter of Credit shall serve as additional security for the full and punctual performance by Agility of all of the terms of this Sublease, and shall permit McGhan to draw down the full amount or any portion or portions thereof upon presentation of a sight draft therefor accompanied by a statement signed by an officer of McGhan stating that (a) Agility is in default under the Sublease (after notice and applicable cure periods, if any) and (b) that the amount being drawn under the Letter of Credit is the amount due on account of Agility’s default.  In the event that Agility shall default (beyond any applicable notice and cure periods) in the performance of any of the terms of this Sublease, including without limitation the payment of rent, McGhan may draw all or any part of the amount outstanding under the Letter of Credit to the extent required for the payment of any rent or for any sum which McGhan may expend or may be required to expend by reason of Agility’s default under any term or terms of this Sublease, including any damages or deficiency from the reletting the premises, whether before or after reentry by McGhan ..  In the case of every draw on the Letter of Credit, Agility shall, on demand, either pay to McGhan the amount drawn or increase the amount outstanding under the Letter of Credit by an amount equalling the sum so drawn such that at all times during the Term of the Sublease, the Letter of Credit shall remain outstanding in the amounts set forth in Section 15.2.

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15.2        The letter of Credit shall by its terms remain outstanding for a period of one (1) year, and shall by its terms provide that the Letter of Credit shall be automatically renewed unless the issuing bank shall deliver notice to McGhan, by certified mail, return receipt requested, not less than thirty (30) days prior to the Letter of Credit’s expiration date, stating that the Letter of Credit shall not be renewed.  Notwithstanding anything to the contrary contained in this Section 15, (a) provided that Agility is not then in default hereunder (beyond any applicable notice and cure period) at the commencement of the second year of the Term, McGhan shall allow the amount of the Letter of Credit to be reduced to Seventy-Five Thousand One Hundred Sixty ($75,160.00) Dollars, and (b) provided that Agility is not then in default hereunder (beyond  any applicable notice and cure period) at the commencement of the third year of the Term, McGhan shall allow the amount of the Letter of Credit to be reduced to Thirty-Seven Thousand Five Hundred Eighty ($37,580.00) Dollars.

15.3        In the Event that the issuing bank shall deliver notice to McGhan as provided herein stating that the Letter of Credit shall not be renewed, then unless Agility shall deliver to McGhan, not less than twenty (20) days prior to the expiration of the Letter of Credit, a substitute letter of credit on the same terms and conditions as are contained in the original Letter of Credit, McGhan may draw upon the entire amount outstanding under the Letter of Credit. In such event, McGhan shall hold and utilize such proceeds as a security deposit to insure the full, complete and timely performance of Agility’s obligations hereunder.

15.4        The Letter of Credit (if the same shall then be outstanding) shall be returned to Agility after to expiration of this Sublease and the surrender of the premises to McGhan in accordance with Agility’s surrender obligations contained herein.  In the event of a sale of McGhan’s interest in this Sublease, McGhan shall have the right to transfer the Letter of Credit or any other security to the vendee and McGhan shall thereupon be released by Agility from all liability for the return of the Letter of Credit or other security, and Agility agrees to look solely to the new sublandlord for the return of the Letter of Credit or other security.  The provisions of the preceding sentence shall apply to every transfer or assignment made of the Letter of Credit or other security to a new sublandlord.  Agility shall promptly and without charge execute,

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acknowledge and deliver to McGhan whatever instruments McGhan may reasonably request with respect to the transfer by McGhan of the Letter of Credit or other security.  Agility shall not assign or encumber or attempt to assign or encumber the Letter of Credit, cash or any other instrument or monies deposited with McGhan as security, and neither McGhan nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

16.          Brokers: Agility represents and warrant to McGhan that except with respect to CB Richard Ellis / Blair Hayes Commercial (representing McGhan) and Pacifica Commercial Realty (representing Agility) (the “Brokers”), there are no brokers or other parties entitled to any brokerage or leasing commissions or finder’s fees in connection with this Sublease.  In reliance upon such representation and warranty, McGhan agrees to pay a brokerage commission to the Brokers in connection with this Sublease provided, however, that PAA shall consent to this Sublease.  Agility agrees to indemnify, defend and hold McGhan harmless from any and all costs, expenses, liabilities, claims and fees arising out of any claim for any other brokerage commission or finder's fee claimed in connection with this Sublease by any broker claiming under Agility.

17.          Incorporation of Prime Lease Terms by Reference:

17.1        Except as otherwise provided herein, this Sublease is subject to, and Agility accepts this Sublease subject to, all of the terms and conditions contained in the Prime Lease and the matters to which the Prime Lease is subject and subordinate, all of which are hereby incorporated by reference, except that the term “Lessor” set forth therein shall be deemed to mean “McGhan”, the term “Lessee” set forth therein shall be deemed to mean “Agility” and the term “Premises” forth therein shall be deemed to mean the term “Premises” as defined herein.  This Sublease shall also be subject to, and Agility hereby accepts this Sublease as subject to, any and all amendments to the Prime Lease hereafter made between PAA and McGhan, provided, however, that such amendments do not materially adversely affect Agility’s rights hereunder.

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17.2        Agility agrees to perform, observe and be bound by each and every covenant, condition and provision of the Prime Lease (including without limitation the exhibits thereto) respecting the Premises, and Agility shall not do or cause to be done or suffer or permit any act or thing to be done which might cause the Prime Lease or the rights of McGhan as tenant under the Prime Lease to be cancelled, terminated or forfeited or make McGhan liable for any damages, claim or penalty as a result thereof, and Agility hereby agrees to indemnify, defend and hold McGhan harmless from any such damages, claim or penalty (including without limitation McGhan’s reasonable attorney’s fees and costs incurred in connection therewith).

17.3        Not withstanding the provisions of Section 16.1 hereof, the “Basic Lease Provisions” and Sections 2, 4, 3.1, 3.1.1, 12.4, 14, 15, 20 and 22 of the Prime Lease, and the Guaranty to the Prime Lease (as well as all references to the Guaranty in the Prime Lease), are hereby expressly excluded from incorporation herein.

17.4        Notwithstanding the provisions of Section 16.1 hereof, the following provisions of the Prime Lease are hereby incorporated by reference except that the term “Lessor” contained therein shall be deemed to mean “PAA” and the term “Lessee” contained therein shall be deemed to mean “Agility”:

17.4.1     Sections 8.1 through 8.5, and the term “this Lease” shall be deemed to mean “this Prime Lease”, and the term “Lessor” contained in the last line of Section 8.3(a) shall be deemed to mean “PAA” and McGhan”.

17.4.2     Sections 8.1 and 8.2, and the term “this Lease” shall be deemed to mean “this Prime Lease”.

17.4.3     Section 15, and the term “this Lease” shall be deemed to mean “this Prime Lease”

17.4.4     Section 18, and the term “this Lease” shall be deemed to mean “this Prime Lease”

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17.5        Section 12 of the Prime Lease shall be incorporated by reference except that the term “Lessor” set forth therein shall be deemed to mean “McGhan”, the term “Lessee” set forth therein shall be deemed to mean “Agility” and the term “Premises” forth therein shall be deemed to mean the term “Premises” as defined herein, but “ten (10) days” therein shall be deemed to mean “five (5) days” “thirty (30) days” therein shall be deemed to mean “twenty (20) days”.

17.6        To McGhan’s best knowledge, (a) no Hazardous Material is present on the Premises or the Building, the soil, surface water or groundwater thereof, (b) there are no underground storage tanks present under the Building or the land associated therewith, and (c) there is no action, proceeding or claim pending or threatened regarding the Building concerning any Hazardous Material or pursuant to any environmental law.

18.          Entire Agreement: This Sublease is the complete agreement between McGhan and Agility concerning the Premises.  There are no oral agreements, understanding, promises or representations between McGhan and Agility affecting this Sublease.  All prior negotiations and understandings, if any, between the parties hereto with respect to the Premises shall be of no force or effect and shall not be used to interpret this Sublease.  This Agreement may be executed in several counterparts, each of which is deemed an original.  Such counterparts shall constitute but one and the same instrument.

19.          McGhan’s Liability: Recourse by Agility for any claim against McGhan (except for claims arising from McGhan’s willful misconduct) shall at all times be limited to McGhan’s interest in the Premises, and Agility hereby waives any right to assert any claims against any other interest of McGhan (except for claims arising from McGhan's willful of misconduct) or of McGhan’s partners, principals or stockholders.  The term “McGhan” as used in this Sublease, so far as agreements on the part of McGhan to be performed are concerned, shall be limited to mean the owner of the sublandlord’s interest in the Premises at the time in question; in the event of any transfer of such interest (except for transfers as security), the particular sublandlord named herein shall be automatically freed and relieved from and after the date of such transfer of any and all liability for acts then to be performed by the sublandlord hereunder.

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20.          No Waiver Governing Law: The rights and remedies of McGhan under this Sublease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law.  A waiver by McGhan of any breach or breaches, default or defaults of Agility hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default, and it is agreed that the acceptance by McGhan of any installment of rent subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Agility to pay subsequent installments of rent promptly upon the due date thereof.  No receipt of money by McGhan after the termination in any way of this Sublease shall reinstate, continue or extend the Term.  This Sublease shall be governed by and construed under the local law of the State of California.

21.          Notices: All notices given by Agility to McGhan shall be made and all rent and other payments required to be made by Agility shall be payable to McGhan at the address set forth on the first page of this Sublease.  All notices from McGhan to Agility shall be given to Agility at the Premises or at any other address within the United States as Agility may specify from time to time by written notice.  Any notice or document required or permitted to be delivered under this Sublease shall be given in writing and shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at their respective addresses (Agility’s address shall be the address of the Premises).  Time shall be of the essence as to all notices to be given hereunder.

22.          Severability, Counterparts:  If any provision of this Sublease or any term, paragraph, sentence, clause, phrase or word appearing herein shall be judicially or administratively held invalid or unenforceable for any reason, such holding shall not be deemed to affect, alter, modify or impair in any manner any other provision, term, paragraph, sentence, clause, phrase or word appearing herein. This Sublease may be executed in several counterparts, each of which is deemed an original.  Such counterparts shall constitute but one and the same instrument.

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23.          Relationship with PAA: McGhan shall not, without Agility’s prior written consent, terminate the Prime Lease or commit any act that would entitle PAA to terminate the Prime Lease provided, however, that Agility shall timely perform all of its obligations hereunder.  McGhan shall perform its obligations under the Prime Lease to the extent that the same are not to be performed directly by Agility.  At Agility’s written request, McGhan shall use good faith efforts to cause PAA to perform PAA’s obligations under the Prime Lease, including by requesting PAA’s performance under the Prime Lease and by permitting Agility to commence a lawsuit (entirely at Agility’s expense, and subject to Agility’s complete and unconditional indemnification of McGhan against any liability in connection therewith, and further subject to McGhan’s satisfactory review, by McGhan’s counsel and at Agility’s expense, of all pleadings therein) against PAA.  Agility shall indemnify, defend and hold McGhan harmless against any and all liability, costs (including without limitation reasonable attorney’s fees and expenses) and claims arising in connection therewith.

24.          Assignment of Sublease: Agility, without McGhan’s prior written consent (but upon ten [ten] days’ notice to McGhan, my assign the Sublease to (i) a corporation controlling, controlled by or under common control with Agility; (ii) a purchaser of all or substantially all of Agility’s assets, provided that the purchaser’s net worth after such transaction is equal to or greater than the net worth of Agility at the time of the transfer, (iii) a purchaser of all of Agility’s stock, provided, however, that the purchaser's and Agility’s combined net worth  shall be, after such transaction, at least that of Agility prior to such transaction; or (iv) by operation of law to any party with whom Agility shall merge (provided that the merged entity’s net worth is equal to or greater than the net worth of Agility at the time of the transfer).  A transfer of Agility’s stock on a public exchange shall not, by itself, constitute a change of control of Agility and shall not require McGhan’s consent.

25.          Demise of Machine Shop and Clean Room: Notwithstanding anything to the contrary contained herein, the Premises shall include the existing machine shop and “clean room” (each as shown on Exhibit “C” annexed hereto), effective as of the date of McGhan’s notice to Agility stating that McGhan has vacated the machine shop and the “clean room”, and the square footage of the Premises shall be increased, in the aggregate, by 8,194 sq. ft. for the machine shop and

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the “clean room”.  Base Rent during the first year of the Term shall be increased by $1.40 per sq. ft. per month (plus the additional pro-rata share of “net” charges hereunder) for such additional space, in each case commencing on the date of the notice provided above, and thereafter the Base Rent for such additions to the Premises shall be subject to annual adjustment (together with the balance of the Premises) at the time and otherwise as provided in Section 3.2 hereof.  The machine shop may be utilized as a machine shop or for the uses provided in Section 6 hereof, and the clean room may be utilized as a clean room or for the uses provided in Section 6 hereof.

IN WITNESS WHEREOF, McGhan and Agility have each caused to be subscribed their names as of the date first above written.  This Sublease has been executed in four counterpart originals.

MCGHAN MEDICAL CORPORATION

By:	/s/ C.S. Eschbach, 2/3/00, PRESIDENT & CEO
AGILITY COMMUNICATIONS, INC.

By:	/s/ Kathy J. Odell
Title: Vice President, Enterprise Services
******************************

Table of Exhibits

Exhibit A	Redacted Prime Lease
Exhibit B	Floor Plan of the Premises
Exhibit C	Floor Plan of the Machine Shop and Clean Room

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EXHIBIT A

Net, Net, Net

LEASE

THIS LEASE dated July 1, 1994, for  reference purposes only is made between Lessor and Lessee named below, effective on the later of the dates set forth under their respective signatures.

Basic Lease Provisions

1.	Premises: As depicted on Exhibit A.

	Building Name:	None

	Premises Address:		600 Pine Avenue, Goleta, CA			Floor:	1st and 2nd

2.	Leased Area:	57,897	Square Feet

3.	Lessee’s Percentages:		Building	100%	Common Area		100%

4.	Initial Annual Rent:					(Per Square Foot)

5.	Monthly Rental Installments:				(	Per Square Foot)

6.	Term:	Twelve	Years and	0	Months

7.	Target Commencement Date:			September 1, 1994, or sooner upon 5 days advance
written notice from Lessor.

	Termination Date:			July 31, 2006

8.	Secutiy Deposit:

9.	Broker(s):	Blair-Haves and Boaver-Free

10.	Parking Spaces Provided:			187	(Not To Be Separately Indentified)

11.	Address for Payments and Notices: (if different from below)

12.

Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for space and it is not effective as a lease or otherwise until execution by both Lessee and Lessor.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the forgoing Basic Lease Provisions, Articles 1 through 22 which follow, as of the date first above written.

LESSOR		LESSOR

PINE AVENUE ASSOCIATES, LTD.		McGHAN MEDICAL CORPORATION
a California Limited Partnership
130 Cremona Drive, Suite D		Address:	5540 Ekwill Street
Goleta, CA 93117-3075			Santa Barbara, CA 93111

By:	/s/ Jeffrey C. Bermant	By:	/s/ Jim McGhan
	Jeffrey C. Bermant General Partner		Jim McGhan, President

Date:	6/30/94	Date:	6/30/94

MEMORANDUM:

Actual Commencement Date:

i

TABLE OF CONTENTS

ARTICLE

Basic Lease Provisions

Table of Contents

1.	Lease of Premises
2.	Term
3.	Rent
4.	Security Deposit
5.	Use
6.	Maintenance, Repairs and Alterations
7.	Insurance: Indemnity
8.	Damage or Destruction
9.	Personal Property Taxes
10.	Utilities
11.	Assignment and Subletting
12.	Defaults: Remedies
13.	Condemnation or Restriction on Use
14.	Brokers
15.	Lessor’s Liability
16.	Parking
17.	General Provisions

	17.1	Estoppel Certificate
	17.2	Severability
	17.3	Time of Essence
	17.4	Captions
	17.5	Notices
	17.6	Waivers
	17.7	Holding Over
	17.8	Cumulative Remedies
	17.9	Inurement
	17.10	Choice of Law
	17.11	Subordination
	17.12	Attorney’s Fees
	17.13	Lessor’s Access
	17.14	Corporate Authority
	17.15	Surrender or Cancellation
	17.16	Entire Agreement
	17.17	Signs
	17.18	Gender; Number
	17.19	Memorandum of Lease
	17.20	Waiver of Subrogation
	17.21	Confidentiality of Lease
	17.22	Quiet Enjoyment
	17.23	Material Storage Restrictions
	17.24	No Agency
	17.25	Force Majeure
	17.26	Meaning

18.	Adjacent Construction
19.	Acceptance of Premises
20.	Equipment Allowance
21.	Hazardous Substances
22.	Addenda

Exhibit A Floor Plans
Exhibit B Site Plan
Exhibit C Rules and Regulations

ii

1.             LEASE OF PREMISES

Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth in this Lease, the Premises, identified in Item 1 of the Basic Lease Provisions,  together with the nonexclusive use, in common with Lessor and other tenants of the Building(s) and their respective invitees, of common areas in or about the Building and the parking garage (if any) or parking areas adjoining the Building.  The approximate anticipated configuration of 600 Pine Avenue and the location of the Building(s), Premises and associated common and parking areas is indicated on Exhibit “B”.  The size, location and function of the buildings and related structures depicted here are approximate.  The configuration of the development, the design,  size, function and location of all other improvements, and the identity and location of other tenants to the extent depicted are subject to change without notice for any reason deemed sufficient by the owner.  Lessor reserves the right to alter the configuration of 600 Pine Avenue to construct additional improvements thereon, to withdraw areas therefrom from time to time and alter the configuration of ther associated common and parking areas, provided that the number of parking spaces intended for Lessee’s use shall not thereby be materially diminished and provided that Lessee’s access to Premises will not thereby be affected.

2.             TERM

2.1          Commencement of Term

(a)           The term of the Lease shall be as shown in Item 6 of the Basic Lease Provisions, commencing on the Commencement Date, which Lessor and Lessee expect to be the Target Commencement date as shown in Item 7 of the Basic Lease Provisions but which may be such other date as herein provided, and ending on the Termination Date unless sooner terminated pursuant to any provision hereof.

(b)           Notwithstanding the foregoing, the term of this Lease and the payment of rent shall commence upon delivery of possession of the Premises.  Delivery of possession of the Premises shall occur upon 5 days advance written tender of same by Lessor.

(c)           If delivery of possession occurs prior to the Target Commencement Date, the term of this Lease shall commence on such date of delivery of possession, but the Termination Date shall not be advanced.

2.2          Delay in Commencement.  Notwithstanding the Target Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on or before said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof provided, however, that if Lessor shall not have delivered possession of the Premises within seven (7) months after the Target Commencement Date, Lesseee may, at Lessee’s option by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder.

2.3          Option and Right of Notification.  Lessor hereby grants the Lessee the right to renew this Lease for two successive periods of five (5) years, upon the same terms, covenants and conditions as are provided in this Lease.

Lessee shall give notice to Lessor in writing of Lessee’s election to exercise such option no less than six (6) months prior to the expiration of the term.  Lessee shall not be entitled to exercise the option if, at the time of such exercise, Lessee is in default of any provision of this Lease.

The annual rent for the first year of the option period, including the commencement thereof, shall be adjusted as of the commencement of said period, and as of the expiration of each full or partial calendar year of the option term (the “Adjustment Date”) to reflect any change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, Subgroup “All Items”, entitled “Consumer Price Index, Urban Wage Earners and Clerical Workers (Revised Series), L.A.- Anaheim - Riverside Average (1982-84 - 100).” The index for said subgroup applicable for the month of December (or the month preceding the Commencement Date for the first full or partial calendar year of the lease term) preceding each adjustment date shall be considered the “base” and the annual rent following each adjustment date shall be computed by adjusting the annual rent payable for the preceding calendar year thereof by the percentage change in the index as of the adjustment date over the “base”; provided, however, in no event shall the rent payable for any year be less than the rent payable for the preceding period on account of the adjustment pursuant to this Section 2.3, notwithstanding the fact that the index may, as of some adjustment date, be less than the “base”.  If as of any adjustment date there shall not exist the Consumer Price Index in the same format as set forth above, the parties shall substitute any official index published by the Bureau of Labor Statistics or any successor or similar governmental agency as may than be in existence and shall be most nearly equivalent thereto.  If the parties shall be unable to agree upon a successor index, the parties shall refer the choice to arbitration in accordance with the rules of the American Arbitration Association. The annual rent adjustment for any year of the option period shall in no event be less than two (2%) percent or greater than six (6%) percent per annum.

3.             Rent

3.1          Initial Annual Rent.  Lessee shall pay to Lessor as rent for the Premises an Initial Annual Rent in the amount specified in Item 4 of the Basic Lease Provisions in equal monthly installments in the amount specified in Item 5 of the Basic Lease provisions in advance on the first day of each month.

3.1.1       Rental Deposit.  Upon lease execution, Lessee shall deposit will Lessor an amount equivalent to first month’s rent, in the sum of $49,212.45.

3.2          Additional Rent. Lessee shall reimburse Lessor, as additional rent, in the manner and at the times provided, for Lessee’s proportionate share of all Building Operating Expenses and Common Area Operating Expenses (as hereinafter defined) incurred by Lessor.  Lessee’s proportionate share of such Building Operating Expenses and Common Area Operating Expenses shall be based upon Lessee’s Building Percentage in the case of Building Operating Expenses and upon Lessee’s Common Area Percentage in the case of Common Area Operating Expenses, all as defined herein.

3.3          All Rent due under this Lease shall be payable without deduction, abatement or offset except as may be otherwise expressly provided in this Lease.

3.4          Definitions: For purpose of this Article 3:

(a)           Lessee’s Building percentage is a percentage calculated by dividing the Leased Area of the Premises, as shown in Item 2 of the Basic Lease Provisions, by the leasable area of the Building, and is stipulated to be as shown in Item 3 of the Basic Lease Provisions.

(b)           Building Operating Expense shall mean the sum of all expenses incurred by Lessor in connection with the operation, repair and maintenance of the Building, including but not limited to heating and air conditioning;  all real property taxes (as hereinafter defined) imposed upon or with respect to the Building and related improvements (exclusive of the land underlying all such improvements); all fire and extended coverage, earthquake, loss of rents, vandalism, malicious mischief and other insurance covering the Building (exclusive of public liability insurance) and losses suffered which fall below the insurance deductible; utilities; materials and supplies; salaries, wages and other expenses incurred with respect to the operation, repair and maintenance of the Building; the cost of repainting the Building;  security and fire protection, amortization of capital investments for improvements which are designed to reduce operating costs, improve operations or comply with governmental conservation or safety programs over such reasonable period as Lessor shall determine [together with interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount] (on any such improvements to update operations or reduce costs, Lessor will, upon request, reasonably justify such improvements to Lessee); and an amount equal to fifteen (15%) of all such expenses to cover Lessor’s  administrative and overhead expense.  Building Operating Expenses attributable to the utilities and services furnished pursuant to Article 10 shall be apportioned among the tenants of the Building receiving such services (excluding those tenants furnishing or paying for their own utilities and janitorial services) based on the respective leased areas occupied by such tenants.

(c)           Lessee’s Common Area Percentage is a percentage figure calculated by the project architect by dividing the Leased Area of the Premises by the average leasable area in all improvements, including the Building and other buildings, shown on Exhibit “B” during such year as is initially stipulated to be as shown in Item 3 of the Basic lease Provisions. Should the Building and/or landscape area become a separate legal lot, or should additional improvements or common area be added or deleted from Exhibit “B,” Lessor may, at its option, calculate Lessee’s Common Area Percentage by comparing the common area attributable to the Premises with the common area on such legal lot or otherwise within Exhibit “B” as so revised.

(d)           Common Area Operating Expenses shall mean the sum of all expenses incurred by Lessor in connection with the operation and maintenance of driveways, landscaping, walkways, plazas, parking facilities, and perimeter property, including, but not limited to: all real property taxes (as hereinafter defined) imposed upon or with respect to the land included within Exhibit “B”; all public liability insurance covering Exhibit “B”, and losses suffered which fall below the insurance deductible; security and fire protection; salaries, wages and other expenses incurred with respect to maintenance of the common areas, gardening, landscaping, repaving, repainting and trash removal; depreciation of equipment used in such maintenance; amortization of capital investments for improvements which comply with governmental conservation or safety programs over such reasonable period as Lessor shall determine (together with interest at five (5) percentage points above the discount rate of the Federal

Reserve Bank of San Francisco on the unamortized amount); and an amount equal to fifteen percent (15%) of all such expenses to cover Lessor’s administrative and overhead expense. General overhead and depreciation of improvements shall not be included in the expenses except as specifically set forth in the foregoing. Any governmental surcharge, fee or assessment imposed with respect to the parking facilities within Exhibit “B” shall, to the extent paid by Lessor and not passed on to the users of said parking facilities, be included in Common Area Operating Expenses.

(e)           Real Property Taxes shall mean all real and personal property taxes and assessments incurred during any calendar year, including, but not limited to: special and extraordinary assessments, water and sewer rates and charges, occupancy taxes or similar taxes imposed on or with respect to the real or personal property whether or not imposed on or measured by the rent payable by Lessee, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real or personal property, and any gross rental, license or business tax measured by or levied on rent payable or space occupied. If, by law, any property taxes are payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such property taxes), Lessor may, at Lessor’s option, pay the same and, in such event, any accrued interest on the unpaid balance of such property taxes shall be deemed to be Real Property Taxes as defined herein. Real Property Taxes shall also include all expenses reasonably incurred  by Lessor in seeking a reduction by the taxing authorities of Real Property Taxes applicable to 600 Pine Avenue. Real Property Taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of Lessor, or any income, profits or excess profits tax, assessment, charge or levy upon the income of Lessor; provided, however, that if at any time during the term of this Lease under the laws of the United States or the State of California or any political subdivision of either, a tax or excise on rents, space or other aspects of real property, is levied or assessed against Lessor, the same shall be deemed to be Real Property Taxes. If any such property taxes upon the income of Lessor shall be imposed on a graduated scale, based upon Lessor’s aggregate rental income, Real Property Taxes shall include only such portion of such property taxes as would be payable if the rent payable with respect to the Building and Common Areas were the only rental income of Lessor subject thereto.

3.5          Rent Adjustment for Consumer Price Index.  The annual rent shall be adjusted as of the expiration of each full or partial calendar year of the lease term (the “Adjustment Date”) to reflect any change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, Subgroup “All Items”, entitled “Consumer Price Index, Urban Wage Earners and Clerical Workers (Revised Series), L.A. - Anaheim - Riverside Average (1982-1984 = 100).” The index for said subgroup applicable for the month of December (or the month preceding the Commencement Date for the first full or partial calendar year of the lease term) preceding each adjustment date shall be considered the “base” and the annual rent following each adjustment date shall be computed by adjusting the annual rent payable for the preceding calendar year thereof by the percentage change In the index as of the adjustment date over the “base”; provided, however, in no event shall the rent payable for any year be less than the rent payable for the preceding period on account of the adjustment pursuant to this Section 3.5, notwithstanding the fact that the index may, as of some adjustment date, be less than the “base.” If as of any adjustment date there shall not exist the Consumer Price Index in the same format as set forth above, the parties shall substitute any official index published by the Bureau of Labor Statistics or any successor or similar Governmental agency as may then be in existence and shall be most nearly equivalent thereto. If the parties shall be unable to agree upon a successor index, the parties shall refer the choice to arbitration in accordance with the rules of the American Arbitration Association.

The Annual Rent Adjustment for any year of the Initial term shall in no event be less than two percent (2%) or greater than six percent (6%) per annum.

3.6          Calculation and Payment

(a)           Annual rent shall by payable to Lessor without deduction or offset, in lawful money of the United States at Lessor’s address herein or to such other persons or at such other places as Lessor designates in writing. Rent payable for any period for less than one month shall be prorated based upon a thirty (30) day month.

Prior to the commencement of the lease term and of each December thereafter, Lessor shall give Lessee a written estimate of Lessee’s share of Building and Common Area Operating Expenses for the ensuing year or portion thereof. Lessee shall pay such estimated amount to Lessor In equal monthly installments, In advance. Within ninety (90) days after the end of each calendar year, Lessor shall furnish to Lessee a statement showing in reasonable detail the actual Building and Common Area Operating Expenses incurred by Lessor during such period, and the parties shall within thirty (30) days make any payment or allowance necessary to adjust Lessee’s estimated payment to Lessee’s actual proportionate share as shown by such annual statement.  Any amount due Lessee shall be credited against installments next coming due under this paragraph.  Lessee or its representatives shall be entitled to examine Lessor’s books and records pertaining to such costs upon reasonable advance written notice to Lessor.

(b)           Within ninety (90) days after each adjustment date, Lessor shall furnish Lessee a written statement showing the percentage change in the index for the period ending on the adjustment date and specifying the increase, if any, in the annual rent subsequent to the adjustment date, taking into account all prior adjustments to annual rent for the period preceding the adjustment date pursuant to this paragraph above and applying any percentage increase in the index to the annual rent as previously adjusted.  At the rental payment date next following Lessee’s receipt of such statement, Lessee shall pay Lessor an amount equal to one twelfth (1/12) of the adjustment pursuant to this Paragraph (b) multiplied by the number of rent payment dates (including the current one) since the relevant adjustment date.  Subsequent rental payments shall be increased by one twelfth (1/12) of the adjustment pursuant to this Paragraph (b).

3.7          End of Term. Upon the expiration or earlier termination of this Lease, Lessee shall pay Lessor, as additional rent, the aggregate rental increase which would have been payable by Lessee pursuant to this Article 3, except for such expiration or termination, for the portion of the year in which termination or expiration occurs through the termination date.  The amount of such payment shall be calculated by Lessor based upon Sections 3.2, 3.3, and 3.5 (using the expiration or termination date as the adjustment date for Section 3.5) and the best information then available to lessor, and shall give effect to all prior adjustments and payments on account by Lessee pursuant to this Article 3.

4.             SECURITY DEPOSIT

Concurrently with Lessee’s execution of this Lease, Lessee shall deposit with Lessor the sum specified in Item 8 of the Basic Lease Provisions as security for the faithful performance by Lessee of all covenants and conditions of this Lease.  If Lessee shall breach’ or default in the performance of any covenants or conditions of this Lease, including the payment of rent, Lessor may use, apply or retain the whole or any part of such security deposit for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee’s default.  If Lessor so uses or applies all or any portion of said deposit, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee’s failure to do so shall be a material breach of this Lease.  Should Lessee comply with all covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Lessee (or at the option of Lessor, to the last assignee of Lessee’s interest in this Lease) at the expiration of the term.  Lessee shall not be entitled to interest on the security deposit and Lessor shall have the right to commingle said security deposit with other funds of Lessor.  Should Lessor sell its interest in the Premises, Lessor may transfer to the purchaser thereof the then unexpended or unappropriated deposit and thereupon Lessor shall be discharged from any further liability for such funds.

5.             USE

5.1          Use.  The Premises shall be used and occupied for lawful general office or industrial purposes permitted under applicable ordinances and other Governmental requirements, the covenants, conditions and restrictions affecting 600 Pine Avenue, as the same may be amended from time to time, and the Rules and Regulations as Lessor may from time to time reasonably adopt for the safety, care and cleanliness of the Building and 600 Pine Avenue or the preservation of good order.  The Rules and Regulations presently in effect are attached hereto as Exhibit “C”, Lessor shall not be responsible to Lessee for the nonperformance of any of said Rules and Regulations, or non compliance with said covenants, conditions and restrictions, by any other tenant of the Building.

5.2          Compliance With Law.  Lessee shall at Lessee’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect regulating the use by Lessee of the Premises.  Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or which disturbs other tenants of the Building.

5.3          Insurance Cancellation.  Notwithstanding the provisions of Paragraph 5.1 above, Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein - including all uses permitted under Section 5.1 above - which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any other part thereof or any of its contents, and if Lessee’s use of the Premises causes an increase in said insurance rates, Lessee shall pay as additional rent the amount of such increase.  Lessee shall be in default under this Lease should Lessee cause the cancellation of fire or other insurance upon the Building or Property or should Lessee fail to pay any increased insurance rate attributable to Lessee’s use of the Premises.  In determining whether increased premiums are a result of Lessee’s use or occupancy of the Premises, Property or Building, a schedule issued by Lessor’s insurer computing the insurance rate on the Premises, Property or Building, or the Leasehold Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.  Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

6.             MAINTENANCE, REPAIRS AND ALTERATIONS

6.1          Lessor’s Obligations.  Lessor shall cause to be maintained, in good order, condition and repair, the foundation, structural walls and exterior walls, common windows and doors of the Building (excluding the interior surface thereof), heating, venting and air conditioning systems, and any public and common areas in the Building, as well as all parking areas, driveways, sidewalks, private roads or streets, landscaping and all other areas located within 600 Pine Avenue other than areas occupied by other buildings (such nonbuilding areas being herein referred to as “Common Areas”).

6.2          Lessee’s Obligations.  Lessee shall during the term of this Lease keep in good order, condition and repair, the roof and roof membrane, the interior of the Premises and every part thereof, including, but not limited to, all interior windows and doors in and to the Premises.  Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the interior of the Premises and Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of any failure to keep the interior of the Premises in good order, condition and repair.  Notwithstanding the foregoing, Lessor shall be liable for maintenance or repairs which are caused by Lessor’s gross negligence.

6.3          Alterations and Additions.

(a)           Lessee shall not, without Lessor’s prior written consent (such consent not to be unreasonably withheld), make any alterations, improvements, additions or utility installations in, on or about the Premises unless such work is nonstructural and does not exceed $20,000.00.  For all work Lessee will provide Lessor with as-built drawings reflecting any changes to the Premises.  As used in this Paragraph 6.3, the term “utility installations” shall include bus ducting, power panels, fluorescent fixtures, space heaters, condults and wiring.  As a condition to giving such consent, Lessor may require that Lessee (i) agree to remove any such alterations, improvements, additions or utility installations at the expiration or sooner termination of the term, and to restore the Premises to their prior condition and/or (ii) provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanics’ and materialmen’s liens and to insure completion of work.

(b)           All alterations, improvements and additions to the Premises shall be performed by Lessor’s contractor for 600 Pine Avenue or other licensed contractor approved by Lessor, Lessee shall pay, when due, all claims for labor or materials furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any interest therein, and Lessor shall have the right to post notices of nonresponsibility in or on the Premises as provided by Law.

6.4.         Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender to Lessor the Premises and, subject to the provisions of paragraph 6.3(a) hereof, all alterations, additions, and improvements thereto, in the same condition as when received or made, ordinary wear and tear excepted; provided, however, that Lessee’s machinery, equipment and trade fixtures (including utility installations) which may be removed without irreparable of material damage to the Premises, shall remain the property of Lessee and be removed by Lessee.  Lessee shall repair any damage to the Premises occasioned by the removal of Lessee’s furnishings, machinery, equipment and trade fixtures, which repair shall include the patching and filling of holes and repair of structural damage.

6.5          Lessor’s Rights. If Lessee fails to perform Lessee’s obligations under this Article 6, Lessor may, at its option (but shall not be required to), and without notice to Lessee, perform such obligations on behalf of Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 1 2.2(a) hereof, shall immediately become due and payable as additional rent to Lessor.

7.             INSURANCE

Lessee, at its sole cost and expense, shall, commencing on the date Lessee is given access to the Premises for any purpose, and during the entire term hereof, procure, pay for and keep in full force and effect;

7.1          Lessee’s Liability Insurance. Comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of Lessee in, on or about the Premises,  including but not limited to; personal injury, product liability (if applicable), blanket contractual, owner’s protective, broad form property damage liability coverage, host liquor liability and owned and non-owned automobile liability in an amount not less than $1,000,000 Combined Single Limit. Such policy shall contain (i) severability of interest, (ii) cross liability, and (iii) an endorsement stating in substance that “Such Insurance as is afforded by this policy for the benefit of Lessor shall be primary as respects any liability or claims arising out of the occupancy of the Premises by Lessee, or out of Lessee’s operations, and any insurance carried by Lessor shall be excess and non-contributory”.

7.2          Lessee’s Worker’s Compensation Insurance. Worker’s Compensation coverage as required by law, together with Employer Liability coverage.

7.3          Lessee’s Fire and Extended Coverage Insurance. Insurance against fire, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard “All Risks” coverage, insuring all improvements and betterments made to the Premises, Lessee’s trade fixtures, furnishings, equipment, stock, loss of income or extra expense, and other items of personal property in an amount not less than 100% of replacement value. Such insurance shall contain (i) no coinsurance or contribution clauses, (ii) a Replacement Cost Endorsement, and (iii) deductible amounts acceptable to Lessor.

7.4          Policy Requirements. All policies of insurance required to be carried by Lessee pursuant to these requirements shall be written by responsible insurance companies authorized to do business in the State of California.  Any such insurance required by Lessee hereunder may be furnished by Lessee under any blanket policy carried by it or under a separate policy therefor. A true and exact copy of each paid up policy evidencing such Insurance or a certificate of the Insurer, certifying that such policy has been issued, providing the coverage required and containing the provision specified herein, shall be delivered to Lessor prior to the date Lessee is given the right to possession of the Premises, and upon renewals, not less that thirty (30) days prior to the expiration of such coverage. Lessor may, at any time, and from time to time, inspect and/or copy any and all insurance policies required hereunder. In no event shall the then limits of any policy be considered as limiting the liability of Lessee under this lease.

Each policy evidencing insurance required to be carried by Lessee pursuant to these requirements shall contain, inform and substance satisfactory to Lessor: (i) a provision including Lessor, any lender and any other parties in interest designated by Lessor as an additional Insured; (ii) a waiver by Lessee’s insurers of any right to subrogation against Lessor, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Lessor, its agents, employees or representatives; and (iii) a provision that the insurer will not cancel or materially change the coverage provided by such policy without first giving Lessor thirty (30) days prior written notice.

7.5          Lessor’s Rights. If Lessee fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, the insurance required hereunder, or fails to carry insurance required by any governmental requirement. Lessor may (but without obligation to do so), and without notice to Lessee, perform such obligations on behalf of Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 1 2.2(a) hereof, shall Immediately become due and payable as additional rent to Lessor.

7.6          Lessor’s Insurance. Lessor shall maintain during the term of this Lease such insurance against physical damage to the Building, comprehensive liability insurance and other insurance as Lessor may from time to time determine. Lessor will determine the limits of coverage, deductibles and specific perils insured against. Lessor may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of Lessor may reasonably determine advisable. Notwithstanding  any contributions by Lessee to the cost of insurance premiums, with respect to the Building or any alterations of the Premises, as may be provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor.

7.7          Mutual Indemnification. To the fullest extent permitted by law, the parties hereto shall each defend, indemnify and hold harmless one another from and against any and all claims arising from the indemnifying party’s use of the Premises, the building or the common areas, or the conduct of its business or from any activity, work or thing done, permitted or suffered by the indemnifying party, its agents, contractors, employees or invitees in or about the Premises, the building or the common areas, and shall further indemnify and hold harmless one another from and against any and all claims arising from any breach or default in the performance of any obligation on the indemnifying party’s part to be performed hereunder or arising from any act, neglect, fault or omission of such indemnifying party or of its agents, employees, or invitees and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against one party by reasons of any such claim, the other party, upon notice from the first, shall defend the same at the other’s expense by counsel reasonably acceptable to the first party.

7.8          Exemption of Lessor from Liability. Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the property of Lessee, Lessee’s employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, explosion, falling plaster, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible.  Lessor shall not be liable for incorporeal hereditaments including interference or obstruction of light, air or view.  Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the other portions of 600 Pine Avenue.  Such exemption shall not extend to any acts of gross negligence or willful misconduct by Lessor.

8.             DAMAGE OR DESTRUCTION

8.1          Partial Damage. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by Lessee in the Premises) can be repaired within ninety (90) days without the payment of overtime, Lessor shall at Lessor’s expense repair such damage (exclusive of any property of Lessee or improvements installed by Lessee in the Premises) as soon as practicable and this Lease shall continue in full force and effect.  If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property of Lessee or improvements installed by Lessee in the Premises) cannot be repaired within ninety (90) days without the payment of overtime or other premiums, Lessor may, at Lessor’s option, either (i) repair such damage as soon as practicable at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor’s intention to terminate this Lease, in which event this Lease shall terminate as of the date of the occurrence of such damage.

8.2          Damage Near End of Term.  If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged during the last six (6) months of the term of this Lease or any renewal thereof, Lessor may, at Lessor’s option, terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if the term of this Lease has been extended for any reason whatsoever, Lessor’s right to terminate this Lease shall only apply during the last six (6) months of the then current term of this Lease.

8.3          Abatement of Rent: Lessee’s Remedies.

(a)           If Lessor is obligated or elects to repair the Premises as provided above, the rent payable for the period from commencement until completion of repair shall be abated, in proportion to the degree to which Lessee’s use of the Premises is impaired; provided, however, that the aggregate period of abatement hereunder shall not exceed six (6) months.  Except for such abatement, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b)           If Lessor is obligated or elects to repair the Premises as provided above, but does not commence such repair within ninety (90) days after such obligation shall accrue, subject to an extension or up to another ninety (90) days for delays beyond the reasonable control of Lessor, Lessee may, at Lessee’s option, terminate this Lease by giving Lessor written notice of Lessee’s election to do so at any time prior to the commencement of such repair or restoration, in which event this Lease shall terminate as of the date of such destruction.

8.4          Insurance Proceeds Upon Termination. If this Lease is terminated pursuant to any right given Lessee or Lessor to do so under this Article 8, all insurance proceeds payable under Section 7.6 with respect to the damage giving rise to such right of termination shall be paid to Lessor and any encumbrancer of the Premises, as their interests may appear.

8.5          Restoration. Lessor’s obligation to restore shall not include the restoration or replacement of Lessee’s furnishings, machinery, equipment, trade fixtures or other personal property or any improvements or alterations made by Lessee to the Premises.

9.             PERSONAL PROPERTY TAXES

Lessee shall pay prior to delinquency all Real Property Taxes and other taxes assessed against, levied upon or attributable to its furnishings, machinery, equipment, trade fixtures or other personal property contained in the Premises or elsewhere, and, if required, all improvements to the Premises in excess of Lessor’s “building standard” improvements, provided, however, that nothing contained herein shall require Lessor to insure the accuracy of any segregation of the same for purposes of Section 3.4(b) hereof.  When practicable, Lessee shall cause said furnishings, machinery, equipment, trade fixtures and all other personal property to be assessed and billed separately from the real property of Lessor.

10.          UTILITIES

Lessee shall pay for all water, gas, heat, light, power, janitorial services and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are separately metered or charged to Lessee, Lessee shall pay a pro rata proportion, as part of operating expenses, based on leasable area, of all charges jointly metered or charged with other premises.  Lessor shall not be liable in damages or otherwise unless due to Lessor’s gross negligence for any failure or interruption of any utility services being furnished to the building and no such failure or interruption shall entitle Lessee to terminate this lease.  In no event shall Lessor be liable for any such failure or interruption caused by the exercise of governmental authority, strikes, riots, acts of God, war, adverse weather conditions, fire, flood, or casualties or acts of third parties beyond Lessor’s control.  The operation and control of utilities, air conditioning and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial office or industrial building structure.  Lessee shall not subject any of the mechanical, electrical, plumbing, sewer or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment.  Any such damages to equipment caused by Lessee overloading such equipment shall be rectified by Lessee, or may, at Lessor’s option, be rectified by Lessor, at Lessee’s sole cost and expense.

11.          ASSIGNEMENT AND SUBLETTING

11.1        Lessee shall not voluntarily or by operation of law sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses or franchises with respect to all or any part of Lessee’s interest in this Lease or the Premises without the prior written consent of Lessor.  If Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; (iv) such reasonable financial information as Lessor may request concerning the proposed sublessee or assignee, including, but not limited to a balance sheet as of a date within ninety (90) days of the request for Lessor’s consent, statements of income or profit and loss for the two year period preceding the request for Lessor’s consent and a written statement in reasonable details as to the business experience of the proposed sublessee or assignee during the five (5) years preceding the request for Lessor’s consent; and (v) the name and address of sublessee’s or assignee’s present or previous landlord.  Lessor may, as a condition to granting such consent, require that the obligations of any assignee which is a subsidiary or affiliate of another corporation be guaranteed by the parent or controlling corporation.  Any sublease, license, concession, franchise or other permission to use the Promises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease.  Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise or other permission to use the Premises contrary to the provisions of this paragraph shall be void and, at the option of Lessor, shall terminate this Lease.

11.2        If Lessee is a corporation, any transfer of its stock, or any dissolution, merger or consolidation, which results in a change in the control of Lessee from the person or persons owning a majority of its voting stock immediately prior thereto, or the sale of other transfer of all of substantially all of the assets of Lessee, shall constitute an assignment of Lessee’s interest in this Lease within the meaning of the Article 11 and the provisions requiring consent contained herein.  Lessor may require as a condition to giving such consent that the new controlling person(s) execute a guaranty of this Lease.  If Lessee is a corporation which, under the current guidelines published by the California Commissioner of Corporations, is not deemed to be a public corporation, the transfer, assignment or hypothecation of any interest in such corporation in the aggregate in excess of 25% (other than a transfer occurring by operation of law upon the death of the holder of such interest) shall be deemed an assignment within the provisions of this Article.

11.3        No subletting, assignment, license, concession, franchise or other permission to use the Premises shall relieve Lessee of its obligations to pay the rent or to perform all of the other obligations to be performed by Lessee hereunder.  The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provisions of this Lease.

11.4        At any time within ten (10) days after Lessor’s receipt of the information specified in Section 1 1.1 above, Lessor may by written notice to Lessee elect (a) to sublease the Premises or the portion thereof so proposed to be subleased by Lessee, or to take an assignment of Lessee’s leasehold estate hereunder, upon the same terms as those offered to the proposed sublessee or assignee, as the case may be; or (b) disapprove such assignment or subletting.  If Lessor does not act within the twenty (20) days, such failure to act is deemed a disapproval of such request for assignment or subletting.

11.5        Each assignee or transferee, other than Lessor, shall assume, all obligations of Lessee under this Lease and shall be and remain liable jointly and severally with Lessee for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements to be performed by Lessee hereunder; provided, however, that a transferee other than an assignee shall be liable to Lessor for rent only in the amount set forth in the assignment or transfer. No assignment shall be binding on Lessor unless such assignee or Lessee shall deliver to Lessor a counterpart of such assignment and an instrument in recordable form which  contains a covenant of assumption by such assignee satisfactory in substance and form to Lessor, consistent with the requirements of this Section 11.5, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liabiility as set forth above.

11.6        Consent by Lessor to any subleting or assignment shall be conditioned upon payment by Lessee to Lessor of all “Transfer Consideration” (as hereafter defined) received or to be received, directly or indirectly, by Lessee on account of such assignment of subletting.  Transfer Consideration shall be paid to Lessor at the same time or times as the same is due to Lessee.  Failure to pay Lessor the Transfer Consideration, or any portion or installment thereof, shall be deemed a default under this Lease, entitling Lessor to exercise all remedies available to it under law including, but not limited to, those specified in Article 12 of this Lease.  “Transfer Consideration” shall mean (a) in the case of a subletting, any consideration paid or given, directly or indirectly, by the sublessee to Lessee pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent and any additonal rent, however denominated, in this Lease, payable by Lessee to Lessor for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by Lessee to Lessor under this Lease if less than all of the Premises is sublet, and (b) in the case of an assignment or a sublease, any consideration paid or given, directly or indirectly, by the sublessee or assignee to Lessee in exchange for entering into the sublease or assignment, but shall not include reimbursement for any security deposit, reimbursement of any improvements, fixtures or furnishings installed in the Premises by Lessee or any payment for personal property of Lessee not in excess of Lessee’s book value thereof.  As used herein, consideration shall include consideration in any form, including but not limited to, money, property, assumption of liabilities other than those arising under this Lease, discounts, services, credits or any other item or thing of value, irrespective of the form of such consideration, Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the case portion of the Transfer Consideration and the value of any non-cash portion of the Transfer Consideration.  If any Transfer Consideration is to be paid or given in installments, Lessee shall pay each such installment at the time the same is to be paid or given.

12.          DEFAULT: REMEDIES

12.1        Default by Lessee.  The occurence of any one or more of the following events shall constitute a default of this Lease by Lessee:

(a)           The vacating or abandonment of the Premises by Lessee combined with the failure to pay rent;

(b)           The failure of Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after wirtten notice thereof from Lessor to Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

(c)           The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease (or the covenants, conditions and restrictions giverning 600 Pine Avenue) to be observed or performed by Lessee, other than described in Paragraph 12.1 (b) hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided further, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) days period and thereafter diligently prosecutes such cure to completion; or

(d)           The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee  or receiver to take possession of substantially all of the Lessee’s assets located at the Premises, or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

12.2        Remedies for Default of Lessee.  In the vent of any such default, Lessor may at any time thereafter, upon notice and demand and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach:

(a)           Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor.  In such event Lessor shall be entitled to recover form Lessee:

(1)  The worth at the time of award of the unpaid rent which has been earned at the time of termination;

(2)  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award  exceeds the amount of such rental loss that Lessee proves could have been reasonable avoided;

(3)  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(4)  Any other amount necessary to compnesate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to; the cost of recovering  possession of the Premises, expenses of releasing including necessary renovation and alteration of the Premises, reasonable attorneys’ fees and any other reasonable cost.  The ”worth of the time of award” of the amounts referred to in subparagraphs (1) and (2) above shall be computed by allowing interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.  The worth at the time of award of the amount referred to in subparagraph (3) above shall be computed by discounting such amount at one (1) percentage point above such discount rate.

(b)           Require Lessee to make payment of all rental obligations in cash or by certified cashiers check.

(c)           Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California, including but not limited to, the remedy provided in California Civil Code Section 1951.4 to continue this Lease in effect.

12.3        Default by Lessor.  Lessor shall not be in default of any of the obligations of Lessor under this Lease unless Lessor fails to perform such obligations within a reasonable time, but in no event less than thirty (30) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor’s default in such that more than (30) days are required for its cure, Lessor shall not be in default if Lessor commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In the event of any such default by Lessor, Lessee may pursue any remedy now or hereafter available to Lessee under the laws of judicial decisions of the State of California, except that Lessee shall not have the right to terminate this Lease except as expressly provided herein.  Lessee waives any right to deduct the expenses of such reparis from the rent and waives, except as herein provided, any Lessor obligations for tenant abaility of the Building or Premises.

12.4        Late Charges.  Lessee acknowledges that the late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contempated by this Lessee, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises.  Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor‘s designee within ten (10) days after the same is due, Lessee shall pay to Lessor a late charge equal to fifteen percent (15%) of such overdue amount monthly until such overdue amount is paid.  Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of a late payment by Lessee.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amounts, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

13.          CONDEMNATION OR RESTRICTION ON USE

13.1        Eminent Domain.  If the whole of the Premises or so much thereof as to render the balance unusable by Lessee shall be taken under power of eminent domain, this Lease shalll automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier.  No award for any partial or entire taking shall be apportioned, and Lessee hereby assigns to Lessor any award which may be made in such taking or condemnation, together with any and all rights of Lessee now or hereafter arising in or ot the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for its relocation expenses, the taking of personal property and fixtures belonging to Lessee, the interruption of or damage to Lessee’s business and/or for Lessee’s unamortized cost of leasehold improvements.  The unamortized portion of  the Lessee’s expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator  of which shall be the number of years of the term of this Lease which shall not have expired at the time of such appropriation or taking, and the denominator of which shall be the number of years of the term of this Lease which shall not have expired at the time of improving the Premises.  In no event shall options to renew or extend be taken into consideration in determining the payment to be made to the Lessee.  Lessee’s right to receive compensation or damages  for its fixtures and personal property shall not be affected in any manner thereby.

13.2        Abatement of Rent.  In the event of a partial or temporary taking which does not result in a termination of this Lease, rent shall be abated in proportion to the part of the Premises so made unusable by Lessee.

13.3        Temporary Taking.  No temporary taking of the Premises and/or of Lessee’s rights therein or under this Lease shall terminate this Lease; and any award made by reason of any  such temporary taking shall belong entirely to Lessor.

13.4        Voluntary Sale as Taking.  A voluntary sale by Lessor to any public body or agency having the pwoer of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purpose of this Article 13.

14.          BROKERS

Lessor acknnowledges its obligation to pay a single commission to the broker(s) specified in Item 9 of the Basic Lease Provisions, if any.  Lessee represents and warrants that it has neither incurred nor is aware of any other broker’s finder’s or similar fee in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify and hold harmless Lessor from any loss, liability, damage, cost or expense incurred by reason of a breach of this representation.

15.          LESSOR’S LIABILITY

15.1        The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee’s interest in a ground lease of the Building.  In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers of all liability for Lessor’s obligations thereafter to be performed; provided, however that any funds in the hands of Lessor or the then grantor at the time of such transfer in which Lessee has an interest shall be delivered to the grantee.  The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns only during their respective periods of ownership, and no such successor or assignee shall be liable for the obligations of its predecessor Lessor hereunder.

15.2        The inital Lessor hereunder is a joint venture operating as a California limited partnership.  In consideration of the benefits accruing hereunder, Lessee, its successors and assigns, agree that, in the event of any actual or alleged failure, breach or default hereunder by the initial Lessor;

(a)           The sole and exclusive remedy shall be against the assets of the partnership;

(b)           No partner shall be sued or named in a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c)           No service of process shall be made against any partner (except as may be necesary to secure jurisdiction of the partnership);

(d)           No partner shall be required to answer or otherwise plead to any service of process;

(e)           No judgment will be taken against any partner;

(f)            Any judgment taken against  any partner may be vacated and set aside at any time nunc pro tunc.

(g)           No writ of execution will ever be levied against the assets of any partner; and

(h)           These covenants and agreements are enforceable by Lessor and also by any partner thereof.

16.          PARKING

During the term of this Lease, Lessee shall have the right in common with other tenants of the Building (if any) and any adjacent buildings, to use the parking area available to tenants of the Building. Lessee’s use of such parking facilities or that of its invitees shall be limited to a maximum of the number of parking spaces shown in Item 10 of the Basic Lease Provisions (but such space will not be separately identified and Lessor shall have no obligation to monitor the use of such parking facility), and shall be subject to such rules and regulations as may be established from time to time by Lessor for the effectiive use of such parking facilities.  Such rules and regulations may include, but shall not be limited to; designation of specific areas for use;by invitees of Lessee and Lestor; hours during which parking shall be available for use; parking attendants; a parking validation or other control system  to prevent parking abuse; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of Lessor, Lessee and their respective invitees.  Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaiing prescriptive rights or to make repair of alterations.  Lessee’s right to use any area for parking purposes shall be subject to restrictions or other limitations resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and no such event shall in any way affect this Lease, abate rent, relieve Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever  against Lessor.  If Lessor reasonably determines that Lessee is regularly using in excess of the number of parking spaces specified in Item 10 of the Basic Lease Provisions, Lessor may, in addition to any other remedy, impose a reasonable charge for such excess usage, payable by Lessee upon demand.

17.          GENERAL PROVISIONS

17.1        Estoppel Certificate

(a)           Lessee shall at any time and from time to time upon not less than ten (10) days prior written notice from Lessor execute, acklnowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no, to Lessee’s knowledge, uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by any prospective pruchaser or encumbrancer of the Premises.

(b)           Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee that (i) this Lease is in full force and effect without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor’s performance and (iii) not more than one month’s rent has been paid in advance.

(c)           If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee shall deliver to any lender, bank or financial institution designated by Lessor Lesse’s most recent Form 10K documents filed with the Securities & Exchange Commission.

17.2        Severability.  The invalidity of any provision of this Lease as determined ny a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

17.3        Time of Essence.  Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.

17.4        Captions.  Article and paragraph captions have been inserted solely as a matter of convenience and such captions in no way define or limit the scope of any provision of this Leae.

17.5        Notices.  Any notice required or permitted to be given hereunder shall be in writing an may be served personally or by regular mail, addressed to Lessor and Lessee respectively at the addressess set forth below their signatures in Item 11 of the Basic Lease Provisions, or to such other or addiional persons or at such other addresses as may from time to time be designated in writing by Lessor or Lessee by notice pursuant hereto.

17.6        Waivers.  No waiver of any provision hereof shall be deemed a waiver of any other provisions hereof.  Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party’s consent to or approval of any subsequent act.  The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

17.7        Holding Over. If Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of Lessor, Lessee shall become a tenant at sufferance only at the then prevailing market rate as determined by Lessor in its sole and absolute discretion for the space in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable.  Acceptance by Lessor of rent after such expiration or earlier termination shall not constitute a consent to holdover hereunder or result in a renewal.  The foregoing provisions of this Paragraph are in addition to and do not affect Lessor’s right of re-entry or any other rights of lessor hereunder or as otherwise provided by law.

17.8        Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

17.9.       Instrument.  Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors and assigns.

17.10.     Choice of Law.  This Lease shall be governed by the laws of the State of California.

17.11.     Subordination.  This Lease shall, at Lessor’s option, be either superior or subordinate to mortgages or deeds of trust on the Premises, whether now existing or hereinafter created.  Lessee shall, upon written demand by Lessor, execute such instruments as may be required from time to time to subordinate the rights and interest of Lessee under this Lease to the lien of any mortgage or deed of trust on the Building.  Notwithstanding any such subordination,so long as Lessee is not in default, hereunder, this Lease shall not be terminated or Lessee’s quiet enjoyment of the Premises disturbed in the event such mortgage or deed of trust is foreclosed.  In the event of such foreclosure,  Lessee shall thereupon become a Lessee of, and attorn to, the successor, in, interest to Lessor on the same term, and conditions as are contained in the Lease.

17.12.     Attorneys Fees.  If either party hereto brings an action to enforce the terms hereof or declare the rights of the parties hereunder, the prevailing party in any such action, on trail or appeal shall be entitled to recover from the other party the reasonable costs and attorneys frees incurred in connection with such action.  For purposes of this provision, in any action or proceeding instituted by Lessor based upon any default or alleged default by Lessee hereunder.  Lessor shall be deemed the prevailing party if  (i) judgment is entered in favor of Lessor of  (ii) prior to trail or judgment Lessee shall pay all or any portion of the rent and charges claimed by Lessor, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Lessor to constitute a default by Lessee hereunder. Any expenses incurred in collecting sums due, whether action is brought or not, and any attorneys fees incurred in collecting payment will be charged to Lessee.

17.13      Lessor’s Access.  Lessor and Lessor’s agents shall have the right to enter the Premises with reasonable notice at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lessees, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Lessor may deem necessary or desirable.  Lessor may at any time place on or about the Building any ordinary “For Sale” signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Building any ordinary “For Sale”, “For Lease” or similar signs, all without rebate of rent or liability to Lessee.

17.14      Corporate Authority.  If Lessee is a corporation.  Lessee shall, at Lessor’s request, require that each individual executing this Lease on behalf of said corporation represent and warrant that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.  Lessee shall also at Lessor’s request, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

17.15      Surrender or Cancellation.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger and shall terminate all or any existing subleases, unless Lessor elects to treat such surrender or cancellation as an assignment to Lessor of any or all of such subleases.

17.16      Entire Agreement.  This Lease, the Exhibits hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises and the Building and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein.  Lessor has made no representatives or promises whatsoever with respect to the Premises or the Building, or the design configuration of the 600 Pine Avenue, except those contained herein, and no there person form or corporation has at any time had any authority from Lessor to make any representations or premises on behalf of Lessor.  If any such representations or premises have been made by others.  Lessee hereby waives all right to rely thereon.  No verbal agreement or implied covenant shall be held to vary the provisions hereof any statute, law or custom to the contrary notwithstanding.

Except as otherwise provided herein nothing expressed or implied herein is intended or shall be constructed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

17.17.     Signs. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to or near any part of the outside or inside of the Building without the written consent of Lessor first had and obtained and without full compliance with all governmental requirements.  Lessor shall have the right to remover any such sign, placard, picture, advertisement, name or notice without, to and at the expense of Lessee.  All approved signs shall be installed at Lessee’s sole cost and expense.  Lessee further agrees to maintain any such approved signs, as may be approved by Lessor, in good condition and repair at all times.  Lessee shall not place any sign on a vehicle or movable or non-movable object in or on street adjacent to the Building.

17.18      Gender Number.  Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

17.19      Memorandum of Lease.  Lessee may prepare a memorandum of lease which shall be signed by Lessor, provided said momorandum meets with Lessor's approval, which will not be unreasonably withheld.  Lesseef may record said memorandum of lease with the Santa Barbara County Recorder, provided a conformed copy is furnished to Lessor.  Lessee shall be responsible for all costs in preparing and recording the memorandum of lease.  Concurrently with the execution with the execution of such Memorandum Lessee shall execute and deliver to Lessor a Quitclaim Deed to be held by Lessor pending termination of this Lease.

17.20      Waiver of Subrogation.  Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers employees, and agents and representatives of the other, for loss of or any damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damage. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waive of subrogation is contained in this Lease.

17.21      Confidentiality of Lease. Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Lessor, Disclosure of the terms hereof could adversely affect the ability of Lessor to negotiate other leases with respect to the Building and impair Lessor’s relationship with other tenants of the Building, Lessee agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of Lessor, it is understood and agreed that damages would be an inadequate remedy for the breach of this provision by Lessee, and Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

As an exception to the provision of Section 17.21, Lessee consents to the disclosure of the terms of this Lease to any lender, bank or financial institution designated by Lessor, and Lessor consents to the disclosure of the terms of this Lease to the Securities and Exchange Commission (SEC) if required as part of any reports which Lessee must provide to the SEC.

17.22      Quiet Enjoyment. Provided Lessee has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of rent and all other sums due hereunder, Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereof, but subject to the provisions and conditions of this Lease against Lessor and all persons claiming by, through or under Lessor. Lessee’s right to use the Premises and the Common Area as herein provided shall be subject to restrictions or other limitations or prohibitions resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and no such event shall in any way affect this Lease, abate rent, relieve Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever against Lessor.

17.23      Materials Storage Restrictions. Lessee agrees to conduct its business so as not to violate or exceed the design standards of the fire protection system or any insurance policies maintained by Lessor pursuant to Article 7.

17.24      No Agency.  Neither party is the agent or partner of the other, and the legal relationship between the parties hereto shall be governed solely by the terms of this lease when duly executed by both parties with respect to the transactions contemplated hereby.

17.25      Force e Majeure. Notwithstanding any of the items set forth above, Lessor shall bear no liability, of whatever kind, to Lessee if, despite Lessor’s exercise of due diligence, Lessor’s carrying out of its obligations as defined herein is prevented or delayed by legal action or by the exercise of governmental authority, whether Federal, State, County, or other or by force majeure, strikes, riots, acts of God, war, adverse weather conditions, fire, unavoidable casualties, or acts of third parties beyond Lessor’s control.

17.26      Meaning. The provisions and language of this Agreement shall be interpreted in accordance with the plain meaning thereof and shall not be construed for or against any of the parties hereto, as all parties have participated in, and have approved, the drafting of this document.

18.          ADJACENT CONSTRUCTION

18.1        Lessor specifically reserves the right to construct an additional building (the “New Building”) adjacent to the existing Building on the Property owned by Lessor, but Lessor shall carry out any such construction activities so as to not prevent Lessee’s access or unreasonably disrupt or interfere with its quite possession and enjoyment to the leased Promises. Lessor shall not be entitled to use any portion of the existing parking area for construction staging or storage purposes without the consent of Lessee. Should Lessor elect to exercise the right reserved hereunder, then:

18.2        Lessor shall use its best efforts to cause the newly constructed improvements, and the land on which they are separated, to be separately assessed, and shall pay any increase in real estate taxes or assessments that are attributable to such land and improvements; and

18.3        Lessor shall pay (a) any increase in Building Operating Costs attributable to the New Building or the construction thereof and (b) its prorata share, based on the percentage that the number of usable square feet in the New Building bears to the combined usable square footage of the New Building and the leased Premises and the number of usable square feet in the New Building, of any Building Operating Costs attributable to the common use of any facilities or improvements by Lessee and the owner/or occupants of any such New Building.

19.          ACCEPTANCES OF PREMISES

19.1        Lessee shall receive the Premises in an “ AS IS” condition, including the existence of nails and screws inserted into the walls by a prior lessee of the Premises. All existing electrical power and other utilities will be in good working condition upon tender of possession of the Premises by Lessor to Lessee.

20.          EQUIPMENT ALLOWANCE

Lessor shall provide to Lessee an allowance of $ 80,000 towards the purchase of equipment Lessee needs to operate its facility. Lessor shall act as agent for Lessee to purchase certain equipment designated by Lessee from the current tenant of the Building with the use of the $ 80,000 equipment allowance. The equipment to be purchased with the $ 80,000 allowance is in addition to the fixed, in-place equipment and fixtures at the Premises.

21.          HAZARDOUS SUBSTANCES

At the expiration of the lease term, Lessee shall surrender possession of the Premises to Lessor free of Hazardous Materials resulting from or attributable to Lessee’s use and occupancy of the Premises during the terms of this lease in concentrations that exceed permissible limits established by applicable laws, ordinances and regulations. Lessee shall obtain, at its expense, a Phase I Environmental report to be delivered to Lessor at the end of the term certifying the Premises are free from Hazardous Materials. Lessee shall indemnity, defend and hold Lessor free and harmless from and against (a) all costs and expense of complying with requirements of cognizant governmental agencies, including the costs of (i) any required or necessary remediation, cleanup, or detoxification of the Premises, (ii) the repair of any damage to the Premises caused in connection therewith or as a result thereof, and (iii) the preparation of any disclosure or other required plans, which such actions are required or necessary during or following the lease of the Property, (b) any fines and/or penalties imposed or sought to be imposed by any such governmental agencies, (c) any claims, liabilities, demands, losses, costs, expenses, litigation liabilities, damages and recoveries with respect to injuries or damages to persons or to Property, in each case to the full extent that such actions, fines, penalties, or claims are necessitated by or are attributable to Premises, or the use, generation, storage, release or disposal of Hazardous Materials by Lessee upon, in or from the Premises during the term of this Lease, and (d) any attorneys’ fees and related costs incurred by Lessor as the result of a default by Lessee in the performance of its obligations hereunder. The indemnification obligation of Lessee hereunder shall survive and shall extend to claims arising after the termination of this Lease.

21.1        For the purpose of this section, Hazardous Materials shall include, but not be limited to, substances defined as “hazardous substances”, “hazardous materials” or “toxic substances” in the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9061, et seq.: Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801; and Resource Conservation and Recovery Act, 42 U.S.C. Sec.6901 et seq.; and those substances defined as hazardous wastes” in Sec. 25117 of the California Health and Safety Code or as “hazardous substances” in Section 25316 of the California Health & Safety Code; and in the regulations and publications promulgated pursuant to said laws.

21.2        Lessor shall provide Lessee with reasonable access to the Premises following the expiration of the terms of this Lease for the purpose of carrying out any of the actions or work required to be performed by lessee under this Section 21 during any period in which Lessor is performing any refurbishing or renovations preparations to the renting of the Building to a successor tenant. Should Lessee’s work extend beyond the period required by Lessor for any such refurbishing or renovations, Lessee shall pay rent to Lessor at the hold-over rate set forth in this Lease to the extent that Lessee’s continuing activities, if any, under this Section 21 Interfere with the actual possession and use of the Building by a successor tenant.

22.          SAME USE AND PRACTICE

Without modifying any of the terms and provisions hereinabove, Lessor and Lessee agree that Lessee intends to us the Premises for substantially identical purposes as the uses conducted on the Premises by the prior tenant, including with limitation, manufacturing processes, supplies, and materials used. Finished products may vary or be different at the option of Lessee as well as raw materials and processes used in the operations.

23.          EXHIBITS

Exhibits A, B, C and D are attached hereto and made a part hereof. Exhibit D is a Schedule of Machinery Equipment and Fixtures purchased by Lessor from Mentor Corporation at the time that Lessor acquired the Building.

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[GRAPHIC]

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RULES AND REGULATIONS ATTACHED
AND MADE A PART OF THIS LEASE

1.     No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed oR affixed on or to any part of the outside of the Building without the written consent of Lessor first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee

All approved signs or tollering on doors shall be printed, painted, affixed or Inscribed at the expense of Lessee by a person approved of by the Lessor.

Lessee shall not place anything or allow anything to be places near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2.     No Lessee shall obtain for use upon the Premises ece, drinking water, towel and other similar services or accept barbering or bootblacking services on the Premises, except from persons authorized by the Lessor and at the hours and under regulations fixed by the Lessor.

3.     The directory or name identification of the Building, if any, will be provided exclusively for the display of the names and location of Lessee and other Lessees in the Building, and Lessor reserves the right to exclude any other names therefrom.

4.     All sidewalks, exits, entrances of the Building, if any, shall not be obstructed by any Lessee or used by him for any purpose other than for ingress to and egress from his respective Premises.  The exits, entrances and roof are not for the use of the general public and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Lessee normally deals in the ordinary course of Lessee’s business unless such persons are engaged in illegal activities.  No Lessee and no employee or invitee of any Lessee shall go upon the roof of the Building without the prior consent of Lessor.  For purposes of Lessee’s obligations, if any of repair and maintenance of the heating, ventilating and air conditioning systems of the Premises, Lessee shall use a maintenance firm selected or designated by Lessor unless Lessee demonstrates by written evidence reasonably satisfactory to Lessor that the rates quoted by such firm for such work are not competitive with rates quoted by one or more other firms which Lessee proposes to use.

5.

6.     Lessee shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

7.     Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants or the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building.

8.     No cooking shall be done or permitted by any Lessee on the Premises; however, the preparation of coffee, tea, hot chocolate and similar items by Lessee for its employees and business visitors shall be permitted.  Nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

9.     Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of healing or air conditioning other than that supplied by Lessor.  Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Lessor.

10.   Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced.  No boring or cutting for wires will be allowed without the consent of Lessor.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subjected to the approval of Lessor.

11.   Each Lessee, upon the termination of his tenancy, shall deliver to the Lessor the keys of offices, rooms and toilet rooms, if any, which shall have been furnished the Lessee or which the Lessee shall have had made, and in the event of loss of any keys so furnished, shall pay the Lessor therefor.

12.   No Lessee shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

13.

14.   Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee’s employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, for any default or carelessness Lessee shall make good all injuries sustained by other tenants or occupants of the Building or Lessor.

15.   Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lesser, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

16.   Requirements of Lessee as to any matters within Lessor’s obligations pursuant to the Lease will be attended to only upon application at the Lessee’s address for notices.  Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the Lessor, and no employee will admit any person (Lessee or otherwise) to any office without specific instructions from the Lessor.

17.

18.   Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building of which the Premise are a part.

19.   Lessee shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

20.   Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

21.   Lessee’s use of the common areas shall be limited to access and parking purposes and under no circumstances shall Lessee be permitted to store any goods or equipment, conduct any operations, or construct or place any improvements, barriers or obstructions in the common areas, or otherwise adversely affect the appearance thereof.

22.   Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

23.

24.

25.

26.

27.   Lessee shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of its Premises.

28.   Lessor reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its judgment may be necessary or desirable for the safely, care and cleanliness of the Premises and the Building and for the preservation of good order therein.  Lessee agrees to abide by all such Rules and Regulations which are adopted.

EXHIBIT D

SCHEDULE OF MACHINERY, EQUIPMENT & FIXTURES

Note:          All numerical references relate to the floor map attached hereto.

The following is a list of those items of machinery, equipment & fixtures, which are to be left in the designated room.  Those rooms not listed will have all machinery, equipment & fixtures removed.

FIRST FLOOR

1.             Products Return Lab

Sink, shelves and related plumbing

2.             Men’s restroom

All items

3.             Women’s restroom

All items

3A.          Hallway Cabinets

All items

4.             Hallway closet

Honeywell security system, electrical panels, shelving

5.             Hallway closet

Water heater, electrical panels, shelving

6.             Men’s restroom

All items

7.             Women’s restroom

All items

8.             Showers

All items

9.             Gel Dipping Room

HEPA filters

10.           HEPA Utility Room

All HEPA filters and electrical

10A.        Packaging Room

Laminar flow wall

1

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2

[GRAPHIC]

3

SCHEDULE OF MACHINERY, EQUIPMENT & FIXTURES

BLOCKHOUSE AREA

A.            Incoming Storage Fencing and canopy

B.            Hazardous Pad

Hazardous pad and sump, fencing and canopy

C.            Storage Sheds

Will be left

D.            Blockhouse

Explosion proof walls and plugs, T-Beam loader,

ventilation system

BACK OF BUILDING

E.             Chiller/air handling system, Eto shed

LEFT SIDE OF BUILDING

F.             DCI

Shed, fencing and plad

G.            Eto Scrubber

Fencing, pad and retaining wall

H.            Chiller and transformer for Main Assembly Room Addition

GENERAL

I.              All window coverings, including mini-blinds and sun screens

J.             All HVAC with related ducting, including package units on roof

K.            Sprinkler system

4

11.           New Dipping Production Room

Solutions bench, regulator valves & filters

12.           Specials Dipping Room

HEPA filters

13.           RTV Dipping Room

HEPA filters

14.           Special Products Room

Laminar flow wall, sink and attached plumbing

15.           General Production Room

Laminar flow wall

16.           Oven Room

Ducting

17.           Entry to Main Assembly Room

Right side supply cabinet, sink and plumbing

18.           Main Assembly Room

Laminar flow wall

19.           Main Assembly Room Addition

Vertical downflow HEPA filters

20.           Special Products Utility Room

HEPA filters

21.           General Production Utility Room

HEPA filters

22.           Main Assembly Utility Room

HEPA filters, electrical panels

23.           Micro Lab

L-shaped counter and sinks

24.           Rubber Processing Room 1

Downflow laminar wall

25.           Back Dock Area

Power station, room parameter control system

26.           Rubber Processing Room 2

Transformer, electrical panels against back wall

2

27.           QA Lab

Sink and dishwasher and related plumbing

28.           Sterilization Control Room

Eto control and units

29.           General Production/Airation Chambers

Airation chambers and air handling system

30.           Shell storage

Wall shelves

31.           Xerox Room

Sink and shelves

32.           Cafeteria

Center module containing counters and sinks

33.           Vault

Fire proof vault with cabinets

SECOND FLOOR

34.           Men’s restroom

All items

35.           Women’s restroom

All items

36.           Sales & Marketing Area

Counter/cabinet with sink

37.           Main Electrical Room

All items

39.           Telephone Room

Wiring

40.           Conference Room

Conference Table

3

GUARANTY

As a material inducement to and in consideration of PINE AVENUE ASSOCIATES, a California limited partnership (hereinafter referred to as “Lessor”) entering into a Lease dated July 1, 1994,(hereinafter referred to as "the lease"), with McGhan Medical Corporation, a corporation (hereinafter referred to as “Lessee”), pursuant to which Lessor leased to Lessee, and Lessee leased from Lessor, premises located at 600 Pine Avenue, Santa Barbara, California, INAMED CORPORATION (hereinafter referred to as “Guarantor”) unconditionally guarantees and promises to and for the benefit of Lessor that Lessee shall perform the provisions of the Lease that Lessee is to perform.

Guarantor’s obligations are independent of Lessee’s obligations.  A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Lessee, or all, or whether any other Guarantor or Lessee, or all, are joined in the action).

The provisions of the Lease may be altered, affected, modified, or changed by agreement between Lessor and Lessee at any time, or by course of conduct, without the consent of or without notice to Guarantor, and this Guaranty shall thereafter and thereupon guarantee the e performance of the Lease as so altered, affected, modified, or changed.  Assignment of the Lease (as permitted by the Lease) shall not affect this Guaranty.

This Guaranty shall not be released, modified, or affected by Lessor’s failure or delay to enforce any of its rights or remedies under the Lease, whether pursuant to the terms thereof or at law or in equity.

If Lessee defaults under the Lease, Lessor can proceed immediately against Guarantor or Lessee, or both, or Lessor can enforce against Guarantor or Lessee, or both, any rights that it has under the Lease, or pursuant to applicable laws.  If the Lease terminates and Lessor has any rights it can enforce against Lessee after termination, Lessor can enforce those rights against Guarantor without giving previous notice to Lessee or Guarantor, or without making any demand on either of them.

1

Guarantor waives the right to require Lessor to (1) proceed against Lessee; (2) proceed against or exhaust any security that Lessor holds from Lessee; or (3) pursue any other remedy in Lessor’s power.  Guarantor waives any defense by reason of any disability of Lessee, and waives any other defense based on the termination of Lessee’s liability from any cause.  Until all of Lessee’s obligations to Lessor have been discharged in full,  Guarantor has no right of subrogation against Lessee.  Guarantor waives its right to enforce remedies that Lessor now has, or later may have against Lessee.  Guarantor walves any right to any participate in any security now or later held by Lessor.  Guarantor walves all presentments, demand for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring or new of additional obligations.

If Lessor disposes of its interest in the Lease, “Lessor”, as used in this Guaranty, shall mean Lessor’s successors.  This Guaranty may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantor.

If Lessor is required to enforce Guarantor’s obligations by legal proceedings, Guarantor shall pay to Lessor all costs incurred, including, without limitation, reasonable attorneys’ fees.

The obligations of Lessee under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s personal representatives, heirs, successors, and assigns.

Notwithstanding anything in this Guaranty to the contrary, the maximum liability of Guarantor under this Guaranty shall be equal to twelve (12) months of Rent, including both the initial Annual Rent and the Additional Rent, as those terms are defined in the Lease.  For purposes of determining the maximum liability hereunder, the initial Annual Rent shall be determined on the bases of the Initial Annual Rent payable in the year in which the breach occurs.  For example, if the breach occurs in the year when the Initial Annual Rent is payable in monthly installments of $50,000 the maximum liability for the Initial Annual Rent (excluding any Additional Rent) shall be $600,000 (12x$50,000).  The Additional Rent for such twelve (12) months shall be added thereto.

2

Venue in any action or proceeding shall exclusively lie in Santa Barbara County, California.

IN WITNESS, WHEREOF, the undersigned Guarantor has executed this Guaranty on this 1st day of July 1994.

INAMED CORPORATION
By	/s/ Donald K. McGhan
Donald K. McGhan,
President and Chairman

3800 Howard Hughes Perkway,
Suite 900

Las Vegas, NV 89109

3

EXHIBIT B

[GRAPHIC]

[GRAPHIC]

[GRAPHIC]

[MCGHAN LOGO]

February 18, 2000

Pine Avenue Associates, Ltd.

c/o Bermant Development Company

5383 Hollister Avenue, Suite 150

Santa Barbara, California 93111

Re:                             Lease, dated July 1, 1994 (as amended November 15, 1999, the “Lease”) between Pine Avenue  Associates, Ltd. (“PAA”), as lessor, and McGhan Medical Corporation (“McGhan”), as lessee, for premises (the  “Premises”) located at 600 Pine Avenue, Goleta, California

Ladies and Gentlemen:

Pursuant to Section 11.1 of the Lease, McGhan hereby requests PAA’s consent to the sublease of part of the Premises on the following terms and conditions:

1.     Sublessee:  Agility Communications, Inc., a Delaware corporation (“Agility”).

2.              Subleased Premises:  That portion of the second floor of 600 Pine Avenue shown on Exhibit “A” annexed hereto, together with a later demise of the existing first-floor “clean room” and the existing first-floor machine shop, together with a prorata share of the common areas.

3.     Term:  April 15, 2000 through July 31, 2006.

4.              Use:  General office and research and development purposes, provided, however, that Agility will be subject to the same restrictions on use as McGhan is under the Lease.  In addition, if Agility wishes to use the premises for storage or processing of any toxic or hazardous materials, pesticides, solvents, flammable products or any “red label” merchandise, it must first obtain PAA’s consent to such use in each instance.

5.              Base Rent:  $219,240 for the first year (plus $1.40 per sq. ft. for the machine shop and “clean room”), adjusted each year per the Consumer Price Index, not less than 2% or more than 6%.

6.              Net Charges:  Direct passthrough of the Lease charges, prorated for Agility’s portion of the building.

7.              Utilities and Janitorial:  To be provided by Agility at its expense.

8.                                      Parking: 45 nonexclusive spaces.

9.                                      Condition:  “As is” with no tenant finish by McGhan.

10.                               Security: Cash security deposit of $18,270, plus an “evergreen” irrevocable letter of credit in the amount of $128,412.

11.                               Miscellaneous:  Agility has requested that PAA’s consent confirm the following matters, and PAA’s countersignature on this letter shall be deemed to be PAA’s agreement thereto:

(a)                                 The waiver of subrogation set forth in Section 17.20 of the Prime Lease shall also apply as between Agility and PAA;

(b)                                 Agility, without PAA’s prior written consent (but upon ten [10] days’ notice to McGhan and PAA, may assign the Sublease to  (i) a corporation controlling, controlled by or under common control with Agility (provided that such corporation’s net worth after the transfer is equal to or greater than Agility's net worth on the date hereof);  (ii) by operation of law to any party with whom Agility shall merge (provided that the merged entity’s net worth is equal to or greater than the net worth of Agility on the date hereof); or (iii) a purchaser of all or substantially all of Agility's assets, provided that the  purchaser’s net worth after the transfer is equal to or greater than the net worth of Agility on the date hereof;

(c)                                  A sale of all of Agility’s capital stock shall not be deemed an assignment, subletting or other transfer of the Sublease, provided, however, that the purchaser’s and Agility’s combined net worth after such transaction shall be at least that of Agility prior to such transaction; and

(d)                                 A transfer of Agility’s stock on a public exchange shall not, by itself, constitute a change of control of Agility.

(e)                                  Consent of PAA to the Sublease is conditioned upon receipt of consent of the guarantor under the Lease, Inamed Corporation, a Delaware corporation, substantially in the form of Exhibit “B” annexed hereto.

(f)                                    Notwithstanding anything to the contrary in this consent, PAA’s consent to the Sublease does not in any way release or modify any of McGhan’s obligations under the Lease.  McGhan remains directly and primarily liable to PAA as Lessee under the Lease.

13.                               Transfer Consideration: PAA shall be entitled to all Transfer Consideration (as such term is defined in Section 11.6 of the Lease) received by McGhan as a result of the Sublease, except that McGhan shall be allowed to retain an amount equal to twelve and one-half ($.125) cents per sq. ft. of space in the Premises per month.

Enclosed is the information concerning Agility described in items (iv) and (v) of Section 11.1 of the Lease.  Please call if you have any questions concerning the foregoing.

Very truly yours,

MCGHAN MEDICAL CORPORATION

	By:	/s/ David Heinz
David Heinz, Director of Facilities

enclosures

cc:	Neil D. Karbank, Esquire

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The foregoing sublease is hereby consented to:

Pine Avenue Associates, Ltd.

By:	/s/ Jeff C. Bermant	Date:	2/24/00

Agility Communications, Inc

Profit and Loss

January through December 1999

Jan — Dec, ‘99
Ordinary Income/Expense
Income
Dividend Income	36,393.66
AF SBIR 1	47,900.00
Army SBIR 1	31,108.10
Army STTR 1	10,467.00
Total Income	125,868.76

Gross Profit	125,868.76

Expense
Accounting	517.75
Automobile Expense	2,336.49
Bank Service Charges	1,329.40
Computer Exp< $2000	1665.19
Computer Support & Maintenance	23,018.82
Conferences & Shows	5,000.00
Consultants	26,806.00
Dues and Subscriptions	1,424.54
Employee Benefits	8,222.02
Equipment Rental	3,346.70
Freight	500.00
Furniture & Equipment	3,023.56
Insurance	5,134.60
Interest Expense	38.98
Legal	58,057.34
Licenses and Permits	12,240.12
Marketing Research	22,200.00
Materials & Supplies	20,708.32
Office Supplies	7,301.20
Miscellaneous	1,175.16
Outside Services	200.00
Payroll Expenses	23,820.11
Postage and Delivery	1,407.84
Printing and Reproduction	446.57
Promotion	5,642.57
Recruiting	76,575.61
Rent	35,450.28
Repair & Maintenance	693.45
Salaries	258,129.27
Sales tax paid	3,700.96
Telephone	10,520.72
Training	240.00
Travel & Ent	35,882.75
Web Site & Internet	2,076.00
Total Expense	658,832.32

Net Ordinary Income	-532,963.56

Net Income	-532,963.56

Agility Communications, Inc

Balance Sheet

As of December 31, 1999

Dec 31, ‘99
ASSETS
Current Assets
Checking/Savings
Montecito Bank & Trust	22,746.69
Montecito B&T- Debit Card	3,008.56
Dryfus Govt Cash Mgmt	13,606,393.66
Total Checking/Savings	13,632,148.91

Other Current Assets
Prepaids	439,610.50
Advances	1,748.86
Total Other Current Assets	441,359.36

Total Current Assets	14,073,508.27

Fixed Assets*
Computer Equipment	52,712.10
Computer Software	27,389.21
Manufacturing Equipment	2,779.63
Test Equipment	9,072.37
Total Fixed Assets	91,953.31

Other Assets
CD-Pine LOC	184,626.00
Deposits	31,184.30
Total Other Assets	215,810.30

TOTAL ASSETS	14,381,271.88

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable*
Accounts Payable	21,917.80
Total Accounts Payable	21,917.80

Total Current Liabilities	21,917.80

Total Liabilities	21,917.80

Equity
Capital Stock
Preferred Series B	14,000,002.86
Founders	4,000.00
Series A	888,002.11
Capital Stock - Other	312.67
Total Capital Stock	14,892,317.64

Net Income	-532,963.56
Total Equity	14,359,354.08

TOTAL LIABILITIES & EQUITY	14,381,271.88

* Equipment Purchase Commitments of $2,100,750 will accure when we receive equipment.

Accounts Payable doesn't Include Equipment Purchase Commitments of $2,100,750.

GUARANTOR’S CONSENT TO SUBLEASE

The undersigned, INAMED CORPORATION, a Delaware corporation (“Guarantor”), executed and delivered to Pine Avenue Associates, Ltd., a California limited partnership (“PAA”), a written Guaranty, dated July 1, 1994 (the “Guaranty”), guaranteeing all of the obligations of McGhan Medical Corporation, a California corporation (“McGhan”) under that certain Lease, dated July 1, 1994 (as amended November 15, 1999, the “Lease”), between PAA, as lessor, and McGhan, as lessee, for premises located at 600 Pine Avenue, Goleta, California.

Guarantor hereby consents in all respects to the Sublease, dated January 28, 2000 (the “Sublease”), between McGhan, as sublessor, and Agility Communications, Inc., a Delaware corporation, as sublessee, for a part of the premises demised under the Lease, and to any and all other amendments, modifications and supplements to the Lease.

Guarantor hereby represents and warrants to PAA that the Guaranty remains in full force and effect and guarantees all of McGhan’s obligations under the Lease (after giving effect to such sublease and all amendments, modifications and supplements of the Lease).

GUARANTOR:

INAMED CORPORATION
a Delaware corporation

By:	/s/ Richard G. Babbitt

Name:R.BABBITT

Title:Chairman/CEO